UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2012

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
 (Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 17, 2012, Titan International, Inc. (Titan) held its Annual Meeting of Stockholders (Annual Meeting) for the purposes of:

•	Electing Erwin H. Billig and Anthony L. Soave as directors to serve for three-year terms.

•	Ratifying the appointment of Grant Thornton LLP as the independent registered public accounting firm for 2012.

•	Approving a non-binding advisory resolution on executive compensation.

Of the 42,223,186 shares of Titan common stock outstanding on the record date, there were a total of 36,857,446 shares of Titan common stock (or 87.3% of total shares outstanding) represented at the Annual Meeting.

Erwin H. Billig and Anthony L. Soave were elected as directors with the following vote:

	Shares	Shares	Broker
	Voted For	Withheld	Non-Votes
Erwin H. Billig	30,703,951	1,065,462	5,088,033
Anthony L. Soave	27,781,883	3,987,530	5,088,033

The following were directors at the time of the annual meeting and continue serving their term as Titan directors:
J. Michael A. Akers, Richard M. Cashin Jr., Albert J. Febbo, Mitchell I. Quain, and Maurice M. Taylor Jr.

The appointment of Grant Thornton LLP as the independent registered public accounting firm was ratified by the following vote:
Shares	Shares	Shares	Broker
Voted For	Against	Abstaining	Non-Votes
36,408,677	424,048	24,721	─

The non-binding advisory resolution on executive compensation was approved by the following vote:
Shares	Shares	Shares	Broker
Voted For	Against	Abstaining	Non-Votes
31,169,295	556,135	43,983	5,088,033

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	May 18, 2012	By:	/s/ PAUL G. REITZ
Paul G. Reitz
Chief Financial Officer
(Principal Financial Officer)